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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




          January 16, 1998                                1-6212
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  (Date of Report [date of earliest              (Commission File Number)
          event reported])




                           AMERICA CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)




               Florida                                  56-0723480
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   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)



1221 Brickell Avenue, Miami,
       Florida                                            33131
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   (Address of principal executive                      (Zip Code)
              offices)



                                 (305) 536-1400
               Registrant's telephone number, including area code





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

ITEM 5 - OTHER EVENTS

DISCLOSURE MATTERS

         As a result of the financial reversals associated with the receivership of Transohio Savings Bank ("Transohio"), America Capital Corporation ("ACC") and Transcapital Financial Corporation ("TFC") have not maintained any operating businesses since 1992 and have not had sufficient resources to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 since filing their Form 10-Ks for the year 1994 and Form 10-Qs for 1995. Transohio was the principal operating entity and a 100% owned subsidiary of TFC which in turn is approximately 65% owned by ACC. In connection with the tender offer described below under "Tender Offer", the Company has deemed it advisable to set forth the information contained herein.


TENDER OFFER

         On January 16, 1998, ACC and TFC were notified of a tender offer by Alliance Standard II, LLC and Alliance Standard II Corp. (the "Offerors")to purchase up to $30,000,000 of ACC subordinated notes at $100 per $1,000 principal amount, up to 1,100,000 shares ACC preferred stock at $.50 per share and up to 1,950,000 shares of TFC common stock at $1.00 per share. The offer is more fully described in the Schedule 14D-1 filed by the Offerors with the Securities and Exchange Commission (the "Schedule 14D-1").

         On February 6, 1998, the Offerors announced that they were withdrawing their offer for shares of ACC preferred stock due to the pendency of a lawsuit that the Offerors learned of after the commencement of their offer (see ACC Noteholder Claims below).

         Management of ACC has advised TFC management that it intends to tender
1.0 million shares of the approximately 6.4 million shares that it currently owns pursuant to the tender offer. That tender of shares is subject to approval by the Board of Directors of ACC. The ACC Board will be meeting February 11, 1998 to consider such approval.

GOODWILL CLAIM

         With respect to ACC and TFC's litigation in connection with its prior supervisory acquisitions (the "Goodwill Claim"), the following information (excluding bracketed language) has been excerpted from pages 21 - 24 of the Offerors' offer to purchase for cash, which constitutes a part of the Schedule 14D-1:

                  Prior to its seizure in [July, 1992] by the [Office of Thrift Supervision], Transohio had been an Ohio chartered building and loan association since January 16, 1987; prior thereto, it was a federally chartered savings bank formed in December, 1970. Transhohio was a member of the Federal Home Loan Bank ("FHLB") of Cincinnati, and its deposits were insured by the Savings Association Insurance Fund ("SAIF") of the FDIC. As of December 31, 1991 Transohio operated through 65 branch offices located in Ohio, and had its headquarters in Cleveland.

                  On August 8, 1995, ACC and TFC ("Plaintiffs") instituted a suit (the "Action") against the United States of America ("Defendant") in the U.S. Court of Federal Claims (the "Claims Court"). The complaint in the Action alleges that in connection with certain government-assisted acquisitions by Plaintiffs in the 1980's, Defendant (through its agencies the FHLBB and FSLIC), in exchange for the purchase of certain assets and assumption of certain liabilities of Defendant by Transohio, agreed among other things to provide Transohio with more than $107 million of capital credits and authorized Transohio to treat those credits and supervisory goodwill as part of regulatory capital. The complaint further alleges that in connection with the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), Defendant caused Transhohio to write off such capital credits and supervisory goodwill. Plaintiffs allege breach of contract by the United States, resulting in substantial injury to Plaintiffs, effecting a taking of Plaintiff's property without just compensation for the damages caused by the breach, just compensation for the property taken, and disgorgement of the amounts by which Defendant has been unjustly enriched. Plaintiffs' claims are separate and distinct from the claims of Transohio. An agency of Defendant [the Federal Deposit Insurance Corporation("FDIC")] now serves as the receiver for Transohio and is maintaining Transohio's claims against Defendant. There are several similar cases pending before the Claims Court. No prediction as to the outcome of Plaintiffs' case can be made at this time.

                  The case is one of several similar cases pending before the Claims Court. The Action was stayed pending the outcome of certain other suits. On July 1, 1996, the U.S. Supreme Court held that the government was liable to certain other plaintiff thrift holding companies in cases arising out of similar facts patterns (the "Winstar Litigation"). Further information regarding the Winstar Litigation is set forth below.

                  Since the termination of Resolution Trust Corporation in 1995, the FDIC has acted as receiver for Transohio, and has been granted leave to intervene in the litigation on behalf of Transohio in its capacity as receiver. [...T]he FDIC filed [an action in April 1997 (the "FDIC Intervention Action")]. The [Offerors] believe that the FDIC has intervened in the Action principally to recover any losses on account of the receivership of Transohio that were paid out by the insurance fund. The [Offerors] also believe that the FDIC will assert that, under applicable FDIC regulations, the FDIC's claim will be senior to the claims of TFC, as Transohio's sole stockholder. The [Offerors] further believe that it is not possible to predict how the Claims Court will resolve the FDIC's claims, or the timing of any such resolution.

                  On December 22, 1997, the Claims Court ruled in favor of the plaintiffs on the issue of liability in four cases involving financial institutions other than Transohio. These four cases were selected as "Test Cases" for the purposes of extending summary judgement from the Supreme Court's decision in the Winstar Litigation. The Claims Court ordered that, in all Winstar-related cases where there are pending summary judgment motions or cross-motions filed by plaintiffs, the defendant must show cause, within 60 days, why those motions should not be granted, and liability found on all Winstar contract issues based upon its December 22, 1997 decision. The government has vigorously defended its position as to both liability and damages. No assurance as to an outcome of this process can be made.

                  Proceedings in the Action had been stayed pending a decision by the Supreme Court of the United States in three cases involving claims by banks against the United States for, among other things, breach of contract based upon the elimination by FIRREA of the treatment of goodwill and capital credits contemplated at the time the ailing thrifts were taken over by healthier thrifts or other investors. On July 1, 1996, the Supreme Court decided an appeal in three of these cases brought against the government (the "Winstar Cases"). The plaintiffs were Winstar Corporation, Glendale Federal Bank FSB and The Statesman Group, Inc. In the Winstar Cases, based upon their facts and circumstances and based upon the documents relating to the plainfiffs' acquisitions of ailing savings institutions, the Claims Court had granted summary judgment on the issue of liability in favor of the plaintiffs. Thereafter a panel of the Court of Appeals for the Federal Circuit (the "Federal Circuit") reversed the summary judgments granted in favor of the plaintiffs and ruled against them. Subsequently, the Federal Circuit, sitting EN BANC, reversed the panel's decision and ruled in favor of the plaintiffs. The Government then sought a further review in the Supreme Court. In its July 1996 decision, the Supreme Court affirmed the judgments of liability in favor of the plaintiffs, holding that, based upon the language of the applicable documents executed in connection with plaintiffs' take-over of ailing thrifts, such plaintiffs have stated claims for breach of contract against the government. Because the Claims Court had not made any findings as to whether the plaintiffs had suffered damages and, if so, in what amount, the Supreme Court remanded for further proceedings consistent with its opinion. Since the Supreme Court's decision in July 1996, the Claims Court has conducted evidentiary proceedings in which it took testimony and reviewed documentary evidence on the measure and amount of damages regarding the claim of Glendale Federal Bank FSB. The government has opposed Glendale's claim for damages. Although in published reports the presiding judge made remarks favorable to the plaintiffs prior to hearing evidence from the government, the Court has not yet rendered a decision on the measure or the amount of damages to which Glendale may be entitled. The Court has not yet begun to hear evidence concerning damages to which any other plaintiffs may be entitled. Following any decision on damages, it is anticipated that one or both parties may appeal to the Federal Circuit. There can be no prediction whether the Claims Court will make a damage award or when any such damage award will become final, nonappealable and enforceable.

                  Although the plaintiffs in the Winstar Cases prevailed in the Supreme Court and the plaintiffs in the four "Test Cases" prevailed in the Claims Court, such decisions are not necessarily dispositive of the outcome of the Action. A court may still determine that the Plaintiffs' claims involve sufficiently different facts and/or legal issues as to render the Winstar Cases inapplicable to the Action and thereby result in a different conclusion from that of the Winstar Cases. Moreover, the damages portion of the claims presented by the Winstar plaintiffs remain to be litigated and could take several years to resolve. The government has vigorously defended its position as to both liability and damages.

                  Following any decision on liability with respect to the Action, it is possible that one or both parties may seek to appeal to the Federal Circuit. It is uncertain when any such judgment will become final, nonappealable and enforceable. If the Claims Court rules in favor of the Plaintiffs on the issue of liability and, assuming there are one or more appeals from that decision, if the judgment of liability is upheld following any such appeals, it would nevertheless be uncertain when the Claims Court would conduct proceedings on damages and, following a decision, if any, on damages and any appeals from such decision, when any such decision would become final. The measure and amount of damages, if any, are uncertain.

         ACC and TFC believe that the foregoing presents a fair summary of the Goodwill Claim and provide the additional information below.

         Based on the defense strategy of the United States in similar cases, the Company believes that in litigation relating to the Goodwill Claim, the United States may assert that 1) the deposit insurer and receiver of Transohio
(FDIC) is entitled to recovery proceeds, 2) Transohio's deterioration was caused by other business factors including loan and investment losses, 3) Transohio would have failed its capital ratios even if full credit for Supervisory Goodwill were allowed, 4) Transohio's damages are too speculative to permit recovery and 5) the claims asserted by ACC and TFC are derivative in nature and are therefore beyond the Court's jurisdiction. While the Supreme Court ruling was favorable, no plaintiffs have been awarded damages to date and Transohio's circumstances are unique, therefore it is not practicable to predict the outcome of ACC's and TFC's claims.

         The FDIC Intervention Action poses additional risk in that if seniority is granted to FDIC and the amount of an award is insufficient to cover all claims, the amount that may otherwise be received by ACC and TFC could be reduced or eliminated. While ACC and TFC plan to assert they have separate claims, such matter will likely be addressed as part of the Goodwill Claim litigation.

         The United States has moved to consolidate the claims of ACC and TFC with a claim filed by an ACC preferred stockholder and counsel for the Company has advised that such action is unavoidable. The Company cannot assess the impact of this prospective action on the conduct of its claim or on any eventual recovery.

         ACC and TFC have participated in joint discovery and common issues hearings, together with approximately 120 other plaintiffs. ACC and TFC have been notified that case specific discovery for their case is expected to begin in 1999 or 2000.


GOODWILL CLAIM FINANCING

         In connection with the settlement of litigation described below under "Transohio Noteholder Claim and Settlement", TFC's insurance company agreed to advance up to $500,000 for certain legal fees and expenses of pursuing the Goodwill Claim (the "Insurance Advance"). Subsequently, an agreement with the law firm representing TFC and ACC in the Goodwill Claim agreed to a fee arrangement of $250,000 (payable from the Insurance Advance, leaving $250,000 of the Insurance Advance for expenses) and 15% of any proceeds from the Goodwill Claim. The Insurance Advance, together with an additional $235,000 of settlement and cost payments in connection with the Transohio Noteholder Claim Settlement, must be repaid to TFC's insurance company from any Goodwill Claim proceeds.


TRANSOHIO NOTEHOLDER CLAIM AND SETTLEMENT

         On September 21, 1994, certain Transohio noteholders initiated an action against ACC, TFC and others asserting various claims in connection with their note purchases. In April 1997, the parties agreed to a settlement whereby the noteholders received $71,500 in cash (of which $70,000 was paid by a TFC insurer) and up to $910,000 to be paid from 50% of any net TFC Goodwill Claim proceeds.


SETTLEMENT OF DIRECTOR/OFFICER LIABILITIES

         On January, 31, 1997, TFC entered into settlement agreements with those of its directors and officers who were owed monies under indemnification agreements and compensation arrangements with TFC. Such agreements provide for the issuance of notes which are secured by an assignment of TFC's Goodwill Claim proceeds, if any. The aggregate outstanding notes are $668,361 with respect to indemnifications and $675,313 with respect to compensation. ACC entered into similar agreements with respect to indemnification liabilities in July, 1997 (such amounts are liabilities of each entity but are not required to be paid twice). Additionally 10% of TFC's Goodwill Claim proceeds, if any, were assigned to officers and directors of TFC in connection with amounts granted as compensation.


SUMMARY OF ASSIGNMENTS OF GOODWILL CLAIM PROCEEDS

TFC and ACC have made assignments of the Goodwill Claim proceeds as follows:

------------------------------------------------------------ -----------------------------------------------------------
Reimburse insurer 1                                          $335,000 - $735,000
------------------------------------------------------------ -----------------------------------------------------------
Goodwill Claim counsel                                       15% of Goodwill Claim proceeds
------------------------------------------------------------ -----------------------------------------------------------
Transohio noteholders 2                                      Up to $910,000 from 50% of net TFC Goodwill Claim proceeds
------------------------------------------------------------ -----------------------------------------------------------
Indemnification 3                                            $668,631 plus interest
------------------------------------------------------------ -----------------------------------------------------------
Officer and director compensation 2 3                        $675,313 plus interest
------------------------------------------------------------ -----------------------------------------------------------
Officer and director compensation 2                          10% of TFC's Goodwill Claim proceeds
------------------------------------------------------------ -----------------------------------------------------------

Notes:
1. Minimum obligation is 12/31/97 liability. Maximum amount reflects additional advances available to fund Goodwill Claim expenses.
2. TFC only.
3. Amount is due, irrespective of Goodwill Claim proceeds. Others are contingent liabilities.


ACC NOTEHOLDER CLAIM

         On March 31, 1997, the trustee for ACC's $78,500,000 subordinated notes initiated litigation against the Company, following a demand for payment, as a result of the failure of the Company to pay principal when due at maturity on those notes and alleging other matters. A number of the defenses ACC has asserted in that action have been denied by the Court and the sole remaining defense is ACC's assertion that collection of the notes is barred under the applicable statute of limitations. The matter is expected to be tried in March 1998 or be considered in a summary judgement hearing before such date. ACC's counsel is unable to predict the likelihood of ACC's success on its sole remaining defense and ACC is without financial resources to fund an extended trial. In the event ACC is unable to prevail on its defense, it will likely be required to seek protection under the applicable federal bankruptcy statutes in order to avoid having its assets, primarily the Goodwill Claim, seized by creditors. The Company has held informal negotiations with various noteholders with respect to a consensual restructuring of debt including the assignment of certain Goodwill Claim proceeds and controls over such proceeds, however the parties have not reached an agreement to date and there can be no assurance that any such agreement will be reached.


ACC NAME CHANGE

         On May 30, 1996, ACC's name was changed to America Capital Corporation from American Capital Corporation.


ITEM 7 (C) EXHIBITS

Exhibits are being compiled and will be filed in a subsequent 8-k as soon as practicable.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned hereto duly authorized.


Dated: February 9, 1998                              America Capital Corporation



                                        By: /s/ STEVEN R. COOK
                                            -----------------------------------
                                            Steven R. Cook
                                            Executive Vice President

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